Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, April 25, 2023

Retail Opportunity Investments Corp. Reports
2023 First Quarter Results

San Diego, CA, April 25, 2023 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three months ended March 31, 2023.

HIGHLIGHTS
•$8.1 million of net income attributable to common stockholders ($0.06 per diluted share)
•$33.8 million in Funds From Operations (FFO)(1) ($0.25 per diluted share)
•FFO per diluted share guidance for 2023 reaffirmed ($1.05 - $1.11 per diluted share)
•98.3% portfolio lease rate at 3/31/23 (all-time record high)
•559,157 square feet of leases executed (most active quarter on record)
•11.3% increase in same-space cash base rents on new leases (6.2% on renewals)
•0.7% decrease in same-center cash net operating income (1Q‘23 vs. 1Q‘22)
•$15.4 million property disposition currently under contract
•Unsecured credit facility maturity extended by three years (from 1Q‘24 to 1Q‘27)
•$150.0 million of interest rate swap agreements entered into (5.4% fixed interest rate)
•84.2% of total principal debt outstanding effectively fixed-rate at 3/31/23
•6.7x net principal debt-to-annualized EBITDA ratio for 1Q‘23
•Awarded 2023 Green Lease Leader by U.S. Department of Energy
•$0.15 per share cash dividend declared
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(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.
Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “Capitalizing on the ongoing strong demand for space, we posted our most active quarter to date, setting a new record in terms of square footage leased during the quarter and in terms of achieving a new record high portfolio lease rate. We also posted our 45th consecutive quarter of achieving releasing rent growth. While working to enhance the value of our portfolio through our leasing initiatives, we are also working to enhance our financial flexibility. During the first quarter, we extended our credit facility maturity by another three years and lowered our floating-rate debt down to 15.8% of our total debt.” Tanz added, “Looking ahead, we are on track thus far to achieve our previously stated objectives for 2023.”
FINANCIAL RESULTS SUMMARY
For the three months ended March 31, 2023, GAAP net income attributable to common stockholders was $8.1 million, or $0.06 per diluted share, as compared to GAAP net income attributable to common stockholders of $11.6 million, or $0.09 per diluted share, for the three months ended March 31, 2022. FFO for the first quarter of 2023 was $33.8 million, or $0.25 per diluted share, as compared to $36.2 million, or $0.28 per diluted share for the first quarter of 2022. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National

Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the first quarter of 2023, same-center net operating income (NOI) was $50.6 million, as compared to $51.0 million in same-center NOI for the first quarter of 2022, representing a 0.7% decrease. Included in same-center NOI for the first quarter of 2023 was $0.8 million in snow removal expense primarily related to storms in the Seattle metropolitan area during the first quarter of 2023. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.
BALANCE SHEET SUMMARY
During the first quarter of 2023, ROIC amended its $600.0 million unsecured credit facility, extending the maturity date by three years (from February 2024 to March 2027). Additionally, borrowings outstanding on the credit facility now bear interest based on the Secured Overnight Financing Rate (“SOFR”) with an adjusted pricing grid, along with a Sustainability Metric feature, and related pricing grid. Existing provisions to extend the maturity date for two consecutive six-month periods (through March 2028) and the accordion feature, which allows ROIC to increase the credit facility to $1.2 billion, were maintained. ROIC also amended its $300.0 million unsecured term loan to be based on SOFR. The term loan’s accordion feature provision, which allows ROIC to increase the term loan to $500.0 million, was maintained. Additionally, during the first quarter of 2023, ROIC entered into interest rate swap agreements fixing the interest rate at 5.4% through August 2024 on $150.0 million of its $300.0 million unsecured term loan.

At March 31, 2023, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.4 billion and approximately $1.4 billion of principal debt outstanding, of which approximately $1.3 billion was unsecured debt, including $67.0 million outstanding on its $600.0 million unsecured credit facility. For the first quarter of 2023, ROIC’s net principal debt-to-annualized EBITDA ratio was 6.7 times, and 84.2% of its total principal debt outstanding was effectively fixed-rate at March 31, 2023.
DISPOSITION SUMMARY
ROIC currently has an agreement to sell one property for approximately $15.4 million located in the Portland metropolitan area, subject to the completion of customary closing conditions.
PROPERTY OPERATIONS SUMMARY
At March 31, 2023, ROIC’s portfolio was 98.3% leased. During the first quarter of 2023, ROIC executed 107 leases, totaling 559,157 square feet, including 34 new leases, totaling 47,353 square feet, achieving an 11.3% increase in same-space comparative base rent, and 73 renewed leases, totaling 511,804 square feet, achieving a 6.2% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
MANAGEMENT TEAM UPDATE
ROIC’s Chief Accounting Officer, Laurie Sneve will be retiring, effective May 10, 2023. ROIC’s Corporate Controller, Lauren Silveira will be assuming the position of Chief Accounting Officer. Tanz commented, “Laurie Sneve has been instrumental in the growth and success of ROIC over the past decade and I am truly grateful for her invaluable contributions and leadership. All of us at ROIC wish her the very best in retirement. With Laurie retiring, we are pleased to announce the promotion of Lauren Silveira. Lauren has been an integral part of the ROIC team since 2013, and I look forward to working with Lauren in her new executive role.”
ENVIRONMENTAL ACCOLADE
ROIC has been selected as a 2023 Green Lease Leader by the U.S. Department of Energy’s Better Buildings Alliance and the Institute for Market Transformation. For the third consecutive year, ROIC was awarded “Gold” level designation in recognition of its continued success in collaborating with tenants on energy efficiency, decarbonization, air quality and other critical environmental issues.

DIVIDEND SUMMARY
On April 7, 2023, ROIC distributed a $0.15 per share cash dividend. On April 25, 2023, the Board declared a cash dividend of $0.15 per share, payable on July 7, 2023 to stockholders of record on June 16, 2023.
CONFERENCE CALL
ROIC will conduct a conference call to discuss its results on Wednesday, April 26, 2023 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time.

To participate in the conference call, click on the following link (ten minutes prior to the call) to register:

https://register.vevent.com/register/BI0388292547c64c5497e66425e9c95b64

Once registered, participants will have the option of: 1) dialing in from their phone (using a PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone.

The conference call will also be available live (in a listen-only mode) at: https://edge.media-server.com/mmc/p/unsd2hu2

The conference call will be recorded and available for replay following the conclusion of the live broadcast and will be accessible up to one year on ROIC’s website, specifically on its Investor Relations Events & Presentations page: https://investor.roicreit.com/events-presentations
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of March 31, 2023, ROIC owned 93 shopping centers encompassing approximately 10.6 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2023 (unaudited)	December 31, 2022
ASSETS
Real Estate Investments:
Land	$958,300	$958,236
Building and improvements	2,455,644	2,452,857
	3,413,944	3,411,093
Less: accumulated depreciation	593,277	578,593
	2,820,667	2,832,500
Mortgage note receivable	4,764	4,786
Real Estate Investments, net	2,825,431	2,837,286
Cash and cash equivalents	11,536	5,598
Restricted cash	2,132	1,861
Tenant and other receivables, net	59,298	57,546
Deposits	500	500
Acquired lease intangible assets, net	50,410	52,428
Prepaid expenses	4,219	5,957
Deferred charges, net	31,576	26,683
Other assets	16,411	16,420
Total assets	$3,001,513	$3,004,279

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,344	$299,253
Credit facility	67,000	88,000
Senior Notes	947,260	946,849
Mortgage notes payable	60,699	60,917
Acquired lease intangible liabilities, net	148,769	152,117
Accounts payable and accrued expenses	54,628	22,885
Tenants’ security deposits	7,832	7,701
Other liabilities	43,087	41,959
Total liabilities	1,628,619	1,619,681

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 125,024,887 and 124,538,811 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	12	12
Additional paid-in capital	1,612,150	1,612,126
Accumulated dividends in excess of earnings	(326,686)	(315,984)
Accumulated other comprehensive income	9	14
Total Retail Opportunity Investments Corp. stockholders’ equity	1,285,485	1,296,168
Non-controlling interests	87,409	88,430
Total equity	1,372,894	1,384,598
Total liabilities and equity	$3,001,513	$3,004,279

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues
Rental revenue	$78,999	$75,037
Other income	297	1,436
Total revenues	79,296	76,473

Operating expenses
Property operating	14,202	12,091
Property taxes	8,844	8,520
Depreciation and amortization	25,104	23,762
General and administrative expenses	5,320	5,240
Other expense	172	179
Total operating expenses	53,642	49,792

Operating income	25,654	26,681
Non-operating expenses
Interest expense and other finance expenses	(16,958)	(14,215)
Net income	8,696	12,466
Net income attributable to non-controlling interests	(554)	(825)
Net Income Attributable to Retail Opportunity Investments Corp.	$8,142	$11,641

Earnings per share – basic and diluted	$0.06	$0.09

Dividends per common share	$0.15	$0.13

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Net income attributable to ROIC	$8,142	$11,641
Plus: Depreciation and amortization	25,104	23,762
Funds from operations – basic	33,246	35,403
Net income attributable to non-controlling interests	554	825
Funds from operations – diluted	$33,800	$36,228

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended March 31,
	2023	2022	$ Change	% Change
Number of shopping centers included in same-center analysis	87	87
Same-center leased rate	98.2%	97.4%		0.8%

Revenues:
Base rents	$53,897	$52,621	$1,276	2.4%
Percentage rent	365	199	166	83.4%
Recoveries from tenants	19,396	18,114	1,282	7.1%
Other property income	117	1,046	(929)	(88.8)%
Bad debt	(910)	(584)	(326)	55.8%
Total Revenues	72,865	71,396	1,469	2.1%
Operating Expenses
Property operating expenses	13,786	12,082	1,704	14.1%
Property taxes	8,461	8,347	114	1.4%
Total Operating Expenses	22,247	20,429	1,818	8.9%
Same-Center Cash Net Operating Income	$50,618	$50,967	$(349)	(0.7)%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
GAAP operating income	$25,654	$26,681
Depreciation and amortization	25,104	23,762
General and administrative expenses	5,320	5,240
Other expense	172	179
Straight-line rent	(347)	(451)
Amortization of above- and below-market rent	(2,864)	(3,057)
Property revenues and other expenses (1)	5	(96)
Total Company cash NOI	53,044	52,258
Non same-center cash NOI	(2,426)	(1,291)
Same-center cash NOI	$50,618	$50,967

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Nicolette O’Leary
Director of Investor Relations
858-677-0900
noleary@roireit.net